                                                                  Exhibit 10.1

                         SECURITIES PURCHASE AGREEMENT

     SECURITIES PURCHASE AGREEMENT (this "Agreement"), dated as of October 11, 2000, by and among AMERICAN TELESOURCE INTERNATIONAL, INC., a Delaware corporation, with headquarters located at 6000 NW Parkway, Suite 110, San Antonio, Texas 78249 ("Company"), and each of the purchasers set forth on the signature pages hereto (the "Buyers").

     WHEREAS:

     A. The Company and the Buyers are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Rule 506 under Regulation D ("Regulation D") as promulgated by the United States Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "1933 Act");

     B. The Company has authorized a new series of preferred stock, designated as 6% Series E Cumulative Convertible Preferred Stock (the "Series E Preferred Stock"), having the rights, preferences and privileges set forth in the Certificate of Designations, Rights and Preferences attached hereto as Exhibit "A" and as corrected in the Certificate of Correction of the Certificate of Designations, Rights and Preferences filed with the State of Delaware on October 11, 2000 and the Certificate of Correction of the Certificate of Designations, Rights and Preferences filed with the State of Delaware on October 12, 2000 (the "Certificate of Designation");

     C. The Series E Preferred Stock is convertible into shares of common stock, $.001 par value per share, of the Company (the "Common Stock"), upon the terms and subject to the limitations and conditions set forth in the Certificate of Designation;

     D. The Company has authorized the issuance to the Buyers of warrants, in the form attached hereto as Exhibit "B", to purchase Three Million Six Hundred Thirty-Six Thousand Three Hundred Sixty-Four (3,636,364) shares of Common Stock (the "Closing Warrants");

     E. The Buyers desire to purchase and the Company desires to issue and sell, upon the terms and conditions set forth in this Agreement, (i) an aggregate of Ten Thousand (10,000) shares of Series E Preferred Stock (such shares, together with any Series E Preferred Stock issued in replacement thereof or as a dividend thereon or otherwise with respect thereto in accordance with the terms thereof, being hereinafter collectively referred to as the "Closing Preferred Shares"), and (ii) Closing Warrants to purchase Three Million Six Hundred Thirty-Six Thousand Three Hundred Sixty-Four (3,636,364) shares of Common Stock, for an aggregate purchase price of Ten Million Dollars ($10,000,000).

     F. Each Buyer wishes to purchase, upon the terms and conditions stated in this Agreement, the number of Closing Preferred Shares and number of Closing Warrants as is set forth immediately below its name on the signature pages hereto;

     G. Contemporaneous with the execution and delivery of this Agreement, the parties hereto are executing and delivering a Registration Rights Agreement, in the form attached hereto as Exhibit "C" (the "Registration Rights Agreement"), pursuant to which the Company has agreed to provide certain registration rights under the 1933 Act and the rules and regulations promulgated thereunder, and applicable state securities laws; and

     NOW THEREFORE, the Company and each of the Buyers severally (and not jointly) hereby agree as follows:

1.          PURCHASE AND SALE OF PREFERRED SHARES AND WARRANTS.
            ---------------------------------------------------

a.                 Purchase of Preferred Shares and Warrants.  On each Closing
                   -----------------------------------------
Date (as defined below), the Company shall issue and sell to each Buyer and each Buyer severally agrees to purchase from the Company such number of Closing Preferred Shares and number of Closing Warrants as is set forth immediately below such Buyer's name on the signature pages hereto. The issuance, sale and purchase of the Closing Preferred Shares and Closing Warrants shall take place at two (2) closings (each a "Closing"), the first of which is hereinafter referred to as the "First Closing" and the second of which is referred to as the "Second Closing." At the First Closing, the Company shall issue an aggregate of
(i) Two Thousand Five Hundred (2,500) Closing Preferred Shares and (ii) Closing Warrants to purchase Nine Hundred Nine Thousand Ninety-One (909,091) shares of Common Stock, for an aggregate purchase price of Two Million Five Hundred Thousand Dollars ($2,500,000) (the "First Closing Purchase Price"). At the Second Closing, the Company shall issue an aggregate of (i) Seven Thousand Five Hundred (7,500) Closing Preferred Shares and (ii) Closing Warrants to purchase Two Million Seven Hundred Twenty-Seven Thousand Two Hundred Seventy-Three (2,727,273) shares of Common Stock, for an aggregate purchase price of Seven Million Five Hundred Thousand Dollars ($7,500,000) (the "Second Closing Purchase Price" and, collectively with the First Closing Purchase Price, the "Purchase Price"). Subject to the satisfaction (or waiver) of the conditions thereto set forth in Section 6 and Section 7 below, (i) at the First Closing, the Company shall issue and sell to each Buyer and each Buyer shall purchase from the Company the number of Closing Preferred Shares and Closing Warrants which such Buyer is purchasing hereunder and set forth below such Buyer's name on the signature page hereto and (ii) at the Second Closing, the Company shall issue and sell to each Buyer and each Buyer shall purchase from the Company the number of Closing Preferred Shares and Closing Warrants as is set forth below such Buyer's name on the signature pages hereto.

b.    Form of Payment.  On each Closing Date (as defined below),  each Buyer
      ---------------
shall pay the purchase price for the Closing Preferred Shares and the Closing Warrants to be issued and sold to it at each respective Closing. The First Closing Purchase Price shall be paid by wire transfer of immediately available funds to the Company, in accordance with the Company's written wiring instructions, against delivery of duly executed certificates representing such number of Closing Preferred Shares and Closing Warrants which such Buyer is purchasing at the First Closing. The Second Closing Purchase Price shall be paid at the First Closing by wire transfer to the account designated pursuant to an escrow agreement mutually agreed upon by the Buyer, the Company and the escrow agent (which agreement shall be attached hereto as Exhibit "D" (the "Escrow Agreement")), which funds (the "Escrowed Funds") shall be released pursuant to the Escrow Agreement at the Second Closing against delivery of duly executed certificates representing such number of Closing Preferred Shares and Closing Warrants which such Buyer is purchasing at the Second Closing. In the event the Second Closing does not occur, the Escrowed Funds shall be returned to the Buyer together with any interest thereon. At each Closing, the Company shall deliver such certificates and Closing Warrants duly executed on behalf of the Company, to such Buyer, against delivery of such applicable Purchase Price.

c.    Closing Date.  Subject to the satisfaction (or waiver) of the conditions
      ------------
thereto set forth in Section 6 and Section 7 below, the date and time of the issuance and sale of the Closing Preferred Shares and the Closing Warrants pursuant to this Agreement (the "Closing Date") shall be (i) in the case of the First Closing, 12:00 noon Eastern Standard Time on October 11, 2000, and (iii) in the case of the Second Closing, as soon as practicable (but no later than 12:00 noon Eastern Standard Time on the fifth (5th) Trading Day (as defined in the Certificate of Designation)) following the satisfaction (or waiver) of the conditions to the Second Closing set forth in Sections 6 and 7 below (but in no event later than the fifth (5th)Trading Day following the satisfaction of the last condition set forth in Section 7(b)) or, in each case, such other mutually agreed upon time. Notwithstanding anything to the contrary contained herein, in the event the Second Closing does not occur prior to April 11, 2001, the parties to this Agreement shall have no further obligations hereunder with respect to the Second Closing. Each Closing shall occur on the applicable Closing Date at the offices of Akerman, Senterfitt & Eidson, P.A., One Southeast Third Avenue, Miami, Florida 33131, or at such other location as may be agreed to by the parties.

d.                 Option to Sell Additional Preferred Shares and Warrants.  The
                   -------------------------------------------------------
Company shall have the option to sell Five Thousand (5,000) additional shares of Series E Preferred Stock and Warrants to purchase One Million Eight Hundred Eighteen Thousand One Hundred Eighty-Two (1,818,182) shares of Common Stock to a buyer approved by each Buyer at the same price, terms and conditions as those Closing Preferred Shares and Closing Warrants purchased at the Closing by the Buyers (the "Option" and such shares of Series E Preferred Stock issued pursuant to the Option are referred to herein as the "Option Preferred Shares" and, collectively with the Closing Preferred Shares, the "Preferred Shares" and such warrants issued pursuant to the Option are referred to herein as the "Option Warrants" and, collectively with the Closing Warrants, the "Warrants");

provided, however, that the Option shall expire on (and the Closing on the
--------  -------
Option Preferred Shares and Option Warrants must take place prior to) December 31, 2000 at 5:00 p.m., Eastern Standard Time. In the event of the Closing of the Option, the Company, the Buyers and the purchaser of the Option Preferred Shares and Option Warrants will execute amendments to this Agreement and the Registration Rights Agreement such that the purchaser of the Option Preferred Shares and Option Warrants become parties to those agreements in the same capacity as the Buyers.

1.          BUYERS' REPRESENTATIONS AND WARRANTIES.  Each Buyer severally (and
            --------------------------------------
not jointly) represents and warrants to the Company solely as to such Buyer that:
2.
a.                 Investment Purpose.  As of the date hereof, the Buyer is
                   ------------------
purchasing the Preferred Shares and the shares of Common Stock issuable upon conversion of or otherwise pursuant to the Preferred Shares (including, without limitation, (i) such additional shares of Common Stock as are issuable as a result of the events described in Articles V, VI.D(ii) or VI.F of the Certificate of Designation and Section 2(c) of the Registration Rights Agreement and (ii) the shares of Common Stock issuable pursuant to the investment options described in Article VI.E of the Certificate of Designations (the "Investment Options")) (such shares of Common Stock being collectively referred to herein as the "Conversion Shares") and the Warrants and the shares of Common Stock issuable upon exercise of or otherwise pursuant to the Warrants (the "Warrant Shares" and, collectively with the Preferred Shares, Warrants and Conversion Shares, the "Securities") for its own account and not with a present view towards the public sale or distribution thereof, except pursuant to sales registered or exempted from registration under the 1933 Act; provided, however,
                                                             --------  -------
that by making the representations herein, the Buyer does not agree to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption under the 1933 Act.

a.                 Accredited Investor Status.  The Buyer is an "accredited
                   --------------------------
investor" as that term is defined in Rule 501(a) of Regulation D (an "Accredited Investor").

b.                 Reliance on Exemptions.  The Buyer understands that the
                   ----------------------
Securities are being offered and sold to it in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Buyer's compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of the Buyer to acquire the Securities.

c.                 Information.  The Buyer and its advisors, if any, have been
                   -----------
furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities which have been requested by the Buyer or its advisors. The Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company. Neither such inquiries nor any other due diligence investigation conducted by Buyer or any of its advisors or representatives shall modify, amend or affect Buyer's right to rely on the Company's representations and warranties contained in Section 3 below. The Buyer understands that its investment in the Securities involves a significant degree of risk.

d.                 Governmental Review.  The Buyer understands that no United
                   -------------------
States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Securities.

e.                 Transfer or Re-sale.  The Buyer understands that (i) except
                   -------------------
as provided in the Registration Rights Agreement, the sale or re-sale of the Securities has not been and is not being registered under the 1933 Act or any applicable state securities laws, and the Securities may not be transferred unless (a) the Securities are sold pursuant to an effective registration statement under the 1933 Act, (b) the Buyer shall have delivered to the Company an opinion of counsel (which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that the Securities to be sold or transferred may be sold or transferred pursuant to an exemption from such registration, (c) the Securities are sold or transferred to an "affiliate" (as defined in Rule 144 promulgated under the 1933 Act (or a successor rule) ("Rule 144")) of the Buyer who agrees to sell or otherwise transfer the Securities only in accordance with this Section 2(f) and who is an Accredited Investor or (d) the Securities are sold pursuant to Rule 144; (ii) any sale of such Securities made in reliance on Rule 144 may be made only in accordance with the terms of said Rule and further, if said Rule is not applicable, any re-sale of such Securities under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (iii) neither the Company nor any other person is under any obligation to register such Securities under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder (in each case, other than pursuant to the Registration Rights Agreement). Notwithstanding the foregoing or anything else contained herein to the contrary, the Securities may be pledged as collateral in connection with a bona fide margin account or other lending arrangement.
---- ----

f.                 Legends.  The Buyer understands that the Preferred Shares and
                   -------
the Warrants and, until such time as the Conversion Shares (including the shares of Common Stock issuable upon exercise of the Investment Options) and Warrant Shares have been registered under the 1933 Act as contemplated by the Registration Rights Agreement or otherwise may be sold pursuant to Rule 144 without any restriction as to the number of securities as of a particular date that can then be immediately sold, the Conversion Shares (including the shares of Common Stock issuable upon exercise of the Investment Options) and Warrant Shares, may bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the certificates for such Securities):
g.
                   "The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended. The securities may not be sold, transferred or assigned in the absence of an effective registration statement for the securities under said Act, or an opinion of counsel, in form, substance and scope customary for opinions of counsel in comparable transactions, that registration is not required under said Act or unless sold pursuant to Rule 144 under said Act."

          The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of any Security upon which it is stamped, if, unless otherwise required by applicable state securities laws, (a) such Security is registered for sale under an effective registration statement filed under the 1933 Act or otherwise may be sold pursuant to Rule 144 without any restriction as to the number of securities as of a particular date that can then be immediately sold, or (b) such holder provides the Company with an opinion of counsel, in form, substance and scope customary for opinions of counsel in comparable transactions, to the effect that a public sale or transfer of such Security may be made without registration under the 1933 Act and such sale or transfer is effected or (c) such holder provides the Company with reasonable assurances that such Security can be sold pursuant to Rule 144. The Buyer agrees to sell all Securities, including those represented by a certificate(s) from which the legend has been removed, in compliance with applicable prospectus delivery requirements, if any.

a.                 Authorization; Enforcement. This Agreement and the
                   --------------------------
Registration Rights Agreement have been duly and validly authorized. This Agreement has been duly executed and delivered on behalf of the Buyer, and this Agreement constitutes, and upon execution and delivery by the Buyer of the Registration Rights Agreement, such agreement will constitute, valid and binding agreements of the Buyer enforceable in accordance with their terms.

b.                 Residency.  The Buyer is a resident of the jurisdiction set
                   ---------
forth immediately below such Buyer's name on the signature pages hereto.

1.          REPRESENTATIONS AND WARRANTIES OF THE COMPANY.  The Company
            ---------------------------------------------
represents and warrants to each Buyer that:

a.                 Organization and Qualification.  The Company and each of its
                   ------------------------------
Subsidiaries (as defined below), if any, is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated, with full power and authority (corporate and other) to own, lease, use and operate its properties and to carry on its business as and where now owned, leased, used, operated and conducted. Schedule 3(a) sets forth a list of all of the Subsidiaries of the Company and the jurisdiction in which each is incorporated. The Company and each of its Subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which its ownership or use of property or the nature of the business conducted by it makes such qualification necessary except where the failure to be so qualified or in good standing would not have a Material Adverse Effect. "Material Adverse Effect" means any material adverse effect on (i) the Securities, (ii) the business, operations, assets, financial condition or prospects of the Company and its Subsidiaries, if any, taken as a whole, (iii) the transactions contemplated hereby or by the agreements or instruments to be entered into in connection herewith or (iv) the authority or the ability of the Company to perform its obligation under this Agreement, the Registration Rights Agreement, the Certificate of Designation or the Warrants. "Subsidiaries" means any corporation or other organization, whether incorporated or unincorporated, in which the Company owns, directly or indirectly, any equity or other ownership interest.

a.                 Authorization; Enforcement.  (i) The Company has all
                   --------------------------
requisite corporate power and authority to file and perform its obligations under the Certificate of Designation and to enter into and perform this Agreement, the Registration Rights Agreement and the Warrants and to consummate the transactions contemplated hereby and thereby and to issue the Securities, in accordance with the terms hereof and thereof, (ii) the execution and delivery of this Agreement, the Registration Rights Agreement and the Warrants by the Company, the filing of the Certificate of Designation and the consummation by it of the transactions contemplated hereby and thereby (including without limitation, the issuance of the Preferred Shares and the Warrants and the issuance and reservation for issuance of the Conversion Shares issuable upon conversion of or otherwise pursuant to the Preferred Shares (including upon exercise of the Investment Options contained therein) and the Warrant Shares issuable upon exercise of or otherwise pursuant to the Warrants) have been duly authorized by the Company's Board of Directors and no further consent or authorization of the Company, its Board of Directors, or its stockholders is required, (iii) this Agreement has been duly executed and delivered by the Company, and (iv) this Agreement constitutes, and upon execution and delivery by the Company of the Registration Rights Agreement and the Warrants and upon execution and filing of the Certificate of Designation, each of such agreements and instruments will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

b.                 Capitalization.  As of the date hereof, the authorized
                   --------------
capital stock of the Company consists of (i) 100,000,000 shares of Common Stock of which 67,986,944 shares are issued and outstanding, 1,601,415 shares are reserved for issuance pursuant to the Company's stock option plans, 4,422,117 shares are reserved for issuance pursuant to securities (other than the Preferred Shares and the Warrants) exercisable for, or convertible into or exchangeable for shares of Common Stock and 15,437,962 shares are reserved for issuance upon conversion of the Preferred Shares (including upon exercise of the Investment Options) and exercise of the Warrants (subject to adjustment pursuant to the Company's covenant set forth in Section 4(h) below); and (ii) 10,000,000 shares of preferred stock, 50,000 of which are designated as Series A Cumulative Convertible Preferred Stock of which 17,703 are issued and outstanding, 2,000 of which are designated as Series B Cumulative Convertible Preferred Stock of which no shares are issued and outstanding, 500 of which are designated as Series C Cumulative Convertible Preferred Stock of which no shares are issued and outstanding and 3,000 shares of Series D Cumulative Convertible Preferred Stock of which 3,000 shares are issued and outstanding and 15,000 of which are designated as Series E Cumulative Convertible Preferred Stock. All of such outstanding shares of capital stock are, or upon issuance will be, duly authorized, validly issued, fully paid and nonassessable. Except as disclosed in
Schedule 3(c), no shares of capital stock of the Company are subject to preemptive rights or any other similar rights of the stockholders of the Company or any liens or encumbrances imposed through the actions or failure to act of the Company. Except as disclosed in Schedule 3(c), as of the effective date of this Agreement, (i) there are no outstanding options, warrants, scrip, rights to subscribe for, puts, calls, rights of first refusal, agreements, understandings, claims or other commitments or rights of any character whatsoever relating to, or securities or rights convertible into or exchangeable for any shares of capital stock of the Company or any of its Subsidiaries, or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its Subsidiaries,
(ii) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of its or their securities under the 1933 Act (except the Registration Rights Agreement) and
(iii) there are no anti-dilution or price adjustment provisions contained in any security issued by the Company (or in any agreement providing rights to security holders) that will be triggered by the issuance of the Preferred Shares, the Warrants, the Conversion Shares or Warrant Shares. The Company has furnished to the Buyer true and correct copies of the Company's Certificate of Incorporation as in effect on the date hereof ("Certificate of Incorporation"), the Company's By-laws, as in effect on the date hereof (the "By-laws"), and the terms of all securities convertible into or exercisable for Common Stock of the Company and the material rights of the holders thereof in respect thereto. The Company shall provide the Buyer with a written update of this representation signed by the Company's Chief Executive or Chief Financial Officer on behalf of the Company as of the Closing Date.

c.                 Issuance of Shares.  The Preferred Shares are duly authorized
                   ------------------
and, upon issuance in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and free from all taxes, liens, claims and encumbrances with respect to the issue thereof and shall not be subject to preemptive rights or other similar rights of stockholders of the Company and will not impose personal liability upon the holder thereof. The Conversion Shares and Warrant Shares are duly authorized and reserved for issuance, and, when issued upon conversion of or otherwise pursuant to the Preferred Shares (including upon exercise of the Investment Options) and upon exercise of or otherwise pursuant to the Warrants in accordance with the terms thereof, will be validly issued, fully paid and non-assessable, and free from all taxes, liens, claims and encumbrances and will not be subject to preemptive rights or other similar rights of stockholders of the Company and will not impose personal liability upon the holder thereof.

d.                 Acknowledgment of Dilution.  The Company understands and
                   --------------------------
acknowledges the potentially dilutive effect to the Common Stock upon the issuance of the Conversion Shares upon conversion of or otherwise pursuant to the Preferred Shares (including upon exercise of the Investment Options) and upon issuance of the Warrant Shares upon exercise of or otherwise pursuant to the Warrants. The Company's directors and executive officers have studied and fully understand the nature of the Securities being sold hereunder. The Company further acknowledges that its obligation to issue Conversion Shares and Warrant Shares upon conversion of the Preferred Shares (including upon exercise of the Investment Options) or exercise of the Warrants in accordance with this Agreement, the Certificate of Designation and the Warrants is absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other stockholders of the Company. Taking the foregoing into account, the Company's Board of Directors has determined, in its good faith business judgment, that the issuance of the Securities hereunder and under the Certificate of Designation and the Warrants and the consummation of the transactions contemplated hereby and thereby are in the best interest of the Company and its stockholders.

e.                 Series of Preferred Stock.  The terms, designations, powers,
                   -------------------------
preferences and relative, participating and optional or special rights, and the qualifications, limitations and restrictions of each series of preferred stock of the Company (other than the Preferred Shares) are as stated in the Certificate of Incorporation, filed on or prior to the date hereof, and the Bylaws. The terms, designations, powers, preferences and relative, participating and optional or special rights, and the qualifications, limitations and restrictions of the Preferred Shares are as stated in the Certificate of Designation.

f.                 No Conflicts.  The execution, delivery and performance of
                   ------------
this Agreement, the Registration Rights Agreement and the Warrants by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the filing of the Certificate of Designation and the issuance and reservation for issuance, as applicable, of the Preferred Shares, Conversion Shares (including those issuable upon exercise of the Investment Options) and Warrant Shares) will not (i) conflict with or result in a violation of any provision of the Certificate of Incorporation or By-laws or (ii) violate or conflict with, or result in a breach of any provision of, or constitute a default (or an event which with notice or lapse of time or both could become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture, patent, patent license or instrument to which the Company or any of its Subsidiaries is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and regulations of any self-regulatory organizations to which the Company or its securities are subject) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected (except for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect). Except as disclosed in Schedule 3(g), neither the Company nor any of its Subsidiaries is in violation of its Certificate of Incorporation, By-laws or other organizational documents and neither the Company nor any of its Subsidiaries is in default (and no event has occurred which with notice or lapse of time or both could put the Company or any of its Subsidiaries in default) under, and neither the Company nor any of its Subsidiaries has taken any action or failed to take any action that would give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party or by which any property or assets of the Company or any of its Subsidiaries is bound or affected, except for possible defaults as would not, individually or in the aggregate, have a Material Adverse Effect. The businesses of the Company and its Subsidiaries, if any, are not being conducted, and shall not be conducted so long as a Buyer owns any of the Securities, in violation of any law, ordinance or regulation of any governmental entity. Except as specifically contemplated by this Agreement and as required under the 1933 Act and any applicable state securities laws, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court, governmental agency, regulatory agency, self regulatory organization or stock market or any third party in order for it to execute, deliver or perform any of its obligations under this Agreement, the Registration Rights Agreement or the Warrants in accordance with the terms hereof or thereof or to issue and sell the Preferred Shares and Warrants in accordance with the terms hereof and to issue the Conversion Shares upon conversion of or otherwise pursuant to the Preferred Shares (including those issuable upon exercise of the Investment Options) and the Warrant Shares upon exercise of or otherwise pursuant to the Warrants. Except as disclosed in
Schedule 3(g), all consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof. The Company is not in violation of the listing requirements of the American Stock Exchange (the "AMEX") and does not reasonably anticipate that the Common Stock will be delisted by the AMEX in the foreseeable future. The Company and its Subsidiaries are unaware of any facts or circumstances which might give rise to any of the foregoing.
g.                 SEC Documents; Financial Statements.  Except as disclosed in
                   -----------------------------------
Schedule 3(h), since July 31, 1997 the Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act") (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents (other than exhibits to such documents) incorporated by reference therein, being hereinafter referred to as the "SEC Documents"). The Company has delivered to each Buyer true and complete copies of the SEC Documents, except for such exhibits and incorporated documents. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the statements made in any such SEC Documents is, or has been, required to be amended or updated under applicable law (except for such statements as have been amended or updated in subsequent filings prior to the date hereof). As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with United States generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements) and fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). Except as set forth in the financial statements of the Company included in the SEC Documents, the Company has no liabilities, contingent or otherwise, other than
(i) liabilities incurred in the ordinary course of business subsequent to July 31, 1999 and (ii) obligations under contracts and commitments incurred in the ordinary course of business and not required under generally accepted accounting principles to be reflected in such financial statements, which, individually or in the aggregate, are not material to the financial condition or operating results of the Company.

h.                 Absence of Certain Changes.  Since July 31, 1999 there has
                   --------------------------
been no material adverse change and no material adverse development in the assets, liabilities, business, properties, operations, financial condition, results of operations or prospects of the Company or any of its Subsidiaries.

i.                 Absence of Litigation.  There is no action, suit, claim,
                   ---------------------
proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company or any of its Subsidiaries, threatened against or affecting the Company or any of its Subsidiaries, or their officers or directors in their capacity as such, that could have a Material Adverse Effect. Schedule 3(j) contains a complete list and summary description of any pending or threatened proceeding against or affecting the Company or any of its Subsidiaries, without regard to whether it would have a Material Adverse Effect. The Company and its Subsidiaries are unaware of any facts or circumstances which might give rise to any of the foregoing.

j.                 Patents, Copyrights, etc.
                   ------------------------
(i) The Company and each of its Subsidiaries owns or possesses the requisite licenses or rights to use all patents, patent applications, patent rights, inventions, know-how, trade secrets, trademarks, trademark applications, service marks, service names, trade names and copyrights ("Intellectual Property") necessary to enable it to conduct its business as now operated (and, except as set forth in Schedule 3(k) hereof, to the best of the Company's knowledge, as presently contemplated to be operated in the future); there is no claim or action by any person pertaining to, or proceeding pending, or to the Company's knowledge threatened, which challenges the right of the Company or of a Subsidiary with respect to any Intellectual Property necessary to enable it to conduct its business as now operated (and, except as set forth in Schedule 3(k) hereof, to the best of the Company's knowledge, as presently contemplated to be operated in the future); to the best of the Company's knowledge, the Company's or its Subsidiaries' current and intended products, services and processes do not infringe on any Intellectual Property or other rights held by any person; and the Company is unaware of any facts or circumstances which might give rise to any of the foregoing. The Company and each of its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of their Intellectual Property.

(i) All of the Company's computer software and computer hardware, and other similar or related items of automated, computerized or software systems that are used or relied on by the Company in the conduct of its business or that were, or currently are being, sold or licensed by the Company to customers (collectively, "Information Technology"), are Year 2000 Compliant. For purposes of this Agreement, the term "Year 2000 Compliant" means, with respect to the Company's Information Technology, that the Information Technology is designed to be used prior to, during and after the calendar Y ear 2000 A.D., and the Information Technology used during each such time period will accurately receive, provide and process date and time data (including, but not limited to, calculating, comparing and sequencing) from, into and between the 20th and 21st centuries, including the years 1999 and 2000, and leap-year calculations, and will not malfunction, cease to function, or provide invalid or incorrect results as a result of the date or time data, to the extent that other information technology, used in combination with the Information Technology, properly exchanges date and time data with it. The Company has delivered to the Buyer true and correct copies of all analyses, reports, studies and similar written information, whether prepared by the Company or another party, relating to whether the Information Technology is Year 2000 Compliant.

b.      No Materially Adverse Contracts, Etc.  Neither the Company nor any of
        ------------------------------------
its Subsidiaries is subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation which in the judgment of the Company's officers has or is expected in the future to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries is a party to any contract or agreement which in the judgment of the Company's officers has or is expected to have a Material Adverse Effect.

c.      Tax Status.  Except as set forth on Schedule 3(m), the Company and each
        ----------
of its Subsidiaries has made or filed all federal, state and foreign income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject (unless and only to the extent that the Company and each of its Subsidiaries has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) and has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and has set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim. The Company has not executed a waiver with respect to the statute of limitations relating to the assessment or collection of any foreign, federal, state or local tax. Except as set forth on Schedule 3(m), none of the Company's tax returns is presently being audited by any taxing authority.

d.      Certain Transactions.  Except as set forth on Schedule 3(n) and except
        --------------------
for arm's length transactions pursuant to which the Company or any of its Subsidiaries makes payments in the ordinary course of business upon terms no less favorable than the Company or any of its Subsidiaries could obtain from third parties and other than the grant of stock options disclosed on Schedule 3(c), none of the officers, directors, or employees of the Company is presently a party to any transaction with the Company or any of its Subsidiaries (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

e.      Disclosure.  All information relating to or concerning the Company or
        ----------
any of its Subsidiaries set forth in this Agreement and provided to the Buyers pursuant to Section 2(d) hereof and otherwise in connection with the transactions contemplated hereby is true and correct in all material respects and the Company has not omitted to state any material fact necessary in order to make the statements made herein or therein, in light of the circumstances under which they were made, not misleading. No event or circumstance has occurred or exists, nor is the Company in possession of any information, with respect to the Company or any of its Subsidiaries or its or their business, properties, prospects, operations or financial conditions, which has not been publicly announced or disclosed but under applicable law, rule or regulation, requires public disclosure or announcement by the Company (assuming for this purpose that the Company's reports filed under the 1934 Act are being incorporated into an effective registration statement filed by the Company under the 1933 Act).

f.      Acknowledgment Regarding Buyers' Purchase of Securities.  The Company
        -------------------------------------------------------
acknowledges and agrees that the Buyers are acting solely in the capacity of arm's length purchasers with respect to this Agreement and the transactions contemplated hereby. The Company further acknowledges that no Buyer is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby and that any statement made by any Buyer or any of their respective representatives or agents in connection with this Agreement and the transactions contemplated hereby is not advice or a recommendation and is merely incidental to the Buyers' purchase of the Securities and has not been relied upon by the Company, its officers or directors in any way. The Company further represents to each Buyer that the Company's decision to enter into this Agreement has been based solely on the independent evaluation of the Company and its representatives.

g.      No Integrated Offering.  Neither the Company, nor any of its affiliates,
        ----------------------
nor any person acting on its or their behalf, has directly or indirectly made any offers or sales of any security or solicited any offers to buy any security under circumstances that would require registration under the 1933 Act of the issuance of the Securities to the Buyers. The issuance of the Securities to the Buyers will not be integrated with any other issuance of the Company's securities (past, current or future) for purposes of any stockholder approval provisions applicable to the Company or its securities.

h.      No Brokers.  The Company has taken no action which would give rise to
        ----------
any claim by any person for brokerage commissions, finder's fees or similar payments relating to this Agreement or the transactions contemplated hereby, except for dealings with Intercoastal Financial Services Co., whose commissions and fees will be paid for by the Company.

i.      Permits; Compliance.  The Company and each of its Subsidiaries is in
        -------------------
possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exemptions, consents, certificates, approvals and orders necessary to own, lease and operate its properties and to carry on its business as it is now being conducted (collectively, the "Company Permits"), and there is no action pending or, to the knowledge of the Company, threatened regarding suspension or cancellation of any of the Company Permits. Neither the Company nor any of its Subsidiaries is in conflict with, or in default or violation of, any of the Company Permits, except for any such conflicts, defaults or violations which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. Since July 31, 1999 neither the Company nor any of its Subsidiaries has received any notification with respect to possible conflicts, defaults or violations of applicable laws, except for notices relating to possible conflicts, defaults or violations, which conflicts, defaults or violations would not have a Material Adverse Effect.

j.      Environmental Matters.
        ---------------------
(i) Except as set forth in Schedule 3(t), there are, to the Company's knowledge, with respect to the Company or any of its Subsidiaries or any predecessor of the Company, no past or present violations of Environmental Laws (as defined below), releases of any material into the environment, actions, activities, circumstances, conditions, events, incidents, or contractual obligations which may give rise to any common law environmental liability or any liability under the Comprehensive Environmental Response, Compensation and Liability Act of 1980 or similar federal, state, local or foreign laws and neither the Company nor any of its Subsidiaries has received any notice with respect to any of the foregoing, nor is any action pending or, to the Company's knowledge, threatened in connection with any of the foregoing. The term "Environmental Laws" means all federal, state, local or foreign laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants contaminants, or toxic or hazardous substances or wastes (collectively, "Hazardous Materials") into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.

(i) Other than those that are or were stored, used or disposed of in compliance with applicable law, no Hazardous Materials are contained on or about any real property currently owned, leased or used by the Company or any of its Subsidiaries, and no Hazardous Materials were released on or about any real property previously owned, leased or used by the Company or any of its Subsidiaries during the period the property was owned, leased or used by the Company or any of its Subsidiaries, except in the normal course of the Company's or any of its Subsidiaries' business.

(i) Except as set forth in Schedule 3(t), there are no underground storage tanks on or under any real property owned, leased or used by the Company or any of its Subsidiaries that are not in compliance with applicable law.

a.      Title to Property.  The Company and its Subsidiaries have good and
        -----------------
marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its Subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as are described in Schedule 3(u) or such as would not have a Material Adverse Effect. Any real property and facilities held under lease by the Company and its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as would not have a Material Adverse Effect.

b.      Insurance.  The Company and each of its Subsidiaries are insured by
        ---------
insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its Subsidiaries are engaged. Neither the Company nor any such Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

c.      Internal Accounting Controls.  The Company and each of its Subsidiaries
        ----------------------------
maintain a system of internal accounting controls sufficient, in the judgment of the Company's board of directors, to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

d.      Foreign Corrupt Practices.  Neither the Company, nor any of its
        -------------------------
Subsidiaries, nor any director, officer, agent, employee or other person acting on behalf of the Company or any Subsidiary has, in the course of his actions for, or on behalf of, the Company, used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

e.      Solvency.  The Company (both before and after giving effect to the
        --------
transactions contemplated by this Agreement) is solvent (i.e., its assets have a
                                                         ----
fair market value in excess of the amount required to pay its probable liabilities on its existing debts as they become absolute and matured) and currently the Company has no information that would lead it to reasonably conclude that the Company would not have the ability to, nor does it intend to take any action that would impair its ability to, pay its debts from time to time incurred in connection therewith as such debts mature. The Company did not receive a qualified opinion from its auditors with respect to its most recent fiscal year end and does not anticipate or know of any basis upon which its auditors might issue a qualified opinion in respect of its current fiscal year.

f.      No Investment Company.  The Company is not, and upon the issuance and
        ---------------------
sale of the Securities as contemplated by this Agreement and the Certificate of Designation will not be an "investment company" required to be registered under the Investment Company Act of 1940 (an "Investment Company"). The Company is not controlled by an Investment Company.

1.   COVENANTS.
     ---------
a.      Best Efforts.  The parties shall use their best efforts to satisfy
        ------------
timely each of the conditions described in Section 6 and 7 of this Agreement.

b.      Form D; Blue Sky Laws.  The Company agrees to file a Form D with respect
        ---------------------
to the Securities as required under Regulation D and to provide a copy thereof to each Buyer promptly after such filing. The Company shall, on or before the Closing Date with respect to the First Closing, take such action as the Company shall reasonably determine is necessary to qualify the Securities for sale to the Buyers at the Closing pursuant to this Agreement under applicable securities or "blue sky" laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to each Buyer on or prior to the Closing Date with respect to the First Closing.

a.      Reporting Status; Eligibility to Use Form S-3; Press Release.  The
        ------------------------------------------------------------
Company's Common Stock is registered under Section 12(g) of the 1934 Act. So long as any Buyer beneficially owns any of the Securities, the Company shall timely file all reports required to be filed with the SEC pursuant to the 1934 Act, and the Company shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would permit such termination. The Company currently meets, and will take all necessary action to continue to meet, the "registrant eligibility" requirements set forth in the general instructions to Form S-3.
The Company shall issue a press release describing the material terms of the transactions contemplated hereby as soon as practicable following the Closing Date with respect to the First Closing but in no event more than one (1) Trading Day (as defined in the Certificate of Designation) of the Closing Date with respect to the First Closing, and shall file with the SEC a Current Report on Form 8-K describing the material terms of the transactions contemplated hereby (and attaching as exhibits thereto this Agreement, the Registration Rights Agreement, the Certificate of Designation and the Warrants) within two (2) Trading Days of the Closing Date with respect to the First Closing, which press release and Form 8-K shall be subject to prior review by the Buyers.

b.      Use of Proceeds.  The Company shall use the proceeds from the sale of
        ---------------
the Preferred Shares and the Warrants in the manner set forth in Schedule 4(d) attached hereto and made a part hereof and shall not, directly or indirectly, use such proceeds for any loan to or investment in any other corporation, partnership, enterprise or other person (except in connection with its currently existing direct or indirect Subsidiaries).

c.      Additional Equity Capital; Right of First Offer.  Subject to the
        -----------------------------------------------
exceptions described below, the Company will not, without the prior written consent of a majority-in-interest of the Buyers, negotiate or contract with any party to obtain additional equity financing (including debt financing with an equity component, during the period (the "Lock-up Period") beginning on the Closing Date with respect to the First Closing and ending one hundred eighty-five (185) days from the date the Registration Statement (as defined in the Registration Rights Agreement) is declared effective (subject to extension for any days in which sales of all of the Registrable Securities (as defined in the Registration Rights Agreement) cannot be made pursuant to the Registration Statement (as defined in the Registration Rights Agreement) occurring after the date on which such Registration Statement is first declared effective by the
SEC). In addition, subject to the exceptions described below, the Company will not conduct any equity financing (including debt with an equity component) ("Future Offerings") during the period beginning on the Closing Date and ending one hundred eighty
(180) days after the end of the Lock-Up Period (subject to extension for any days in which sales of all of the Registrable Securities cannot be made pursuant to the Registration Statement occurring after the date on which such Registration Statement is first declared effective by the SEC) unless it shall have first delivered to each Buyer written notice describing the proposed Future Offering, including the terms and conditions thereof and proposed definitive documentation to be entered into in connection therewith, and providing each Buyer an option during the ten (10) Trading Day (as defined in the Certificate of Designation) period following delivery of such notice to submit a term sheet to the Company specifying the terms (the "Proposed Terms") on which it would purchase its pro rata share (based on the ratio that the number of Preferred Shares purchased by it hereunder bears to the aggregate number of Preferred Shares purchased hereunder) of the dollar amount of securities being offered in the Future Offering (the limitations referred to in this sentence and the preceding sentence are collectively referred to as the "Capital Raising Limitations"). In the event the Proposed Terms are equivalent or better than the terms described in the Future Offering, the Company will be required to commence the offering with the Buyers on the Proposed Terms. In the event no Buyer responds within the ten (10) Trading Day period or the Proposed Terms are not as favorable to the Company as those described in the Future Offering, the Company may, within sixty (60) days of the end of such ten (10) Trading Day period, complete the Future Offering with a thirty party. In the event the terms and conditions of a proposed Future Offering are amended in any respect after delivery of the notice to the Buyers concerning the proposed Future Offering, the Company shall deliver a new notice to each Buyer describing the amended terms and conditions of the proposed Future Offering (the "Amended Future Offering") and each Buyer thereafter shall have an option during the ten (10) Trading Day period following delivery of such new notice to submit a new term sheet to the Company specifying the new Proposed Terms (the "New Proposed Terms") on which it would purchase its pro rata share of the securities being offered on the same terms as contemplated by such proposed Future Offering, as amended. In the event the New Proposed Terms are equivalent or better than the terms described in the Amended Future Offering, the Company will be required to commence the offering with the Buyers on the New Proposed Terms. The foregoing two sentences shall apply to successive amendments to the terms and conditions of any proposed Future Offering. The Capital Raising Limitations shall not apply to any transaction involving (i) issuances of securities in a firm commitment underwritten public offering (excluding a continuous offering pursuant to Rule 415 under the 1933 Act) or (ii) issuances of securities as consideration for a merger, consolidation or purchase of assets, or in connection with any strategic partnership or joint venture (the primary purpose of which is not to raise equity capital), or in connection with the disposition or acquisition of a business, product or license by the Company. The Capital Raising Limitations also shall not apply to the issuance of securities upon exercise of conversion of the Company's options, warrants or other convertible securities outstanding as of the date hereof or to the grant of additional options or warrants, or the issuance of additional securities, under any Company stock option or restricted stock plan approved by the stockholders of the Company.

d.      New Issue Option.
        ----------------
(i) If at any time during the period beginning on the Closing Date with respect to the First Closing and ending on the three (3) year anniversary of the Closing Date (the "New Issue

Expiration Date"), the Company intends in good faith to issue equity securities of the Company pursuant to that certain Private Equity Credit Agreement, dated as of April 10, 2000, by and between the Company and Binkley, LLC (the "Equity Line" and each issuance thereunder being referred to as an "Equity Line Issuance"), the Company must first deliver to each Buyer, at least twenty (20) Trading Days, but no more than thirty (30) Trading Days, prior to the effective date of such Equity Line Issuance, written notice (the "Equity Line Notice") describing the amount of equity securities issuable pursuant thereto and the aggregate purchase price payable therefor (the "Equity Line Purchase Price"). The Buyers shall have an option (a "New Issue Option") during the fifteen (15) Trading Day period following delivery of the Equity Line Notice (a "New Issue Option Period") to purchase shares of a new series of Preferred Stock of the Company ("New Issue Preferred Stock"), with the New Issue Preferred Stock having an aggregate stated value equal to the aggregate Equity Line Purchase Price, and
(ii) a warrant exercisable into Common Stock (collectively, the "New Issue Warrants"), each on the terms described in Section 4(f)(ii) below. The Company acknowledges and agrees that each Buyer shall have a New Issue Option each time that the Company issues Equity Securities pursuant to the Equity Line prior to the New Issue Expiration Date. In the event that a Buyer either does not give notice within such fifteen (15) Trading Day period that it intends to exercise the New Issue Option or informs the Company in writing that it does not intend to participate in all or any part of such issuance, the Company shall offer to the other Buyers the option during the five (5) Trading Day period following the aforementioned fifteen (15) Trading Day period to purchase up to, in the aggregate, the amount of New Issue Preferred Stock and New Issue Warrants declined by such Buyer, on the same terms as were offered to such Buyer. Should more than one other Buyer exercise this additional option, the Company shall offer to each an amount of New Issue Preferred Stock and New Issue Warrants pro rata in proportion to the Series E Preferred Stock held by such Buyer.

(i) In the event that the Company receives due notice from a Buyer (an "Electing Buyer") that such Electing Buyer intends to exercise its New Issue Option (a "New Issue Purchase Notice"), the Company will, within three (3) Trading Days (as defined in the Certificate of Designation) after the last day of the New Issue Option Period, prepare and file with the Secretary of State of the State of Delaware a certificate of designation (a "New Issue Certificate of Designation") setting forth the terms of the New Issued Preferred Stock and covering the aggregate number of shares of new Issue Preferred Stock to be purchased by all of the Electing Buyers (but in no event covering an amount greater than such aggregate number). Each New Issue Certificate of Designation will have terms identical to the terms of the Certificate of Designation, except that the fixed conversion price stated therein (the "New Issue Fixed Conversion Price") will be equal to one hundred and twenty percent (120%) of the Closing Bid Price (as defined in the Certificate of Designation) for the Common Stock on the Trading Day immediately preceding the date on which the New Issue Preferred Stock is issued (the "New Issue Closing Price") (such date of issuance being referred to herein as the "New Issue Closing Date"). The New Issue Warrant purchased by an Electing Buyer will be exercisable into a number of shares of Common Stock equal to fifty percent (50%) of the number of shares issuable obtained by dividing the dollar amount of New Issue Preferred Stock purchased by the New Issue Closing Price. Each New Issue Warrant shall have terms identical to the Warrants, except that the exercise price therefor shall be equal to one hundred twenty-five percent (125%) of the New Issue Closing Price (and shall be subject to adjustment, including a reset of adjustment on the first anniversary of the issue date thereof, on the same basis as the Exercise Price for the Warrants) and such New Issue Warrant will expire on the four (4) year anniversary of the issue date thereof.

(i) On each New Issue Closing Date, which shall occur on the fifth (5th) Trading Day following the last day of the related New Issued Option period, the Company shall deliver to each Electing Buyer, against payment of the purchase price therefor (the "New Issue Purchase Price"), certificates representing the New Issue Preferred Stock and New Issue Warrant being purchased by such Buyer. The New Issue Purchase Price shall be equal to the stated value of the New Issue Preferred Stock being purchased.

(i) Except as may be set forth in the Equity Line Notice, upon the issuance of New Issue Preferred Stock and New Issue Warrants, (i) each of the representations, warranties and covenants made by the Company herein with respect to the Preferred Shares, the Warrants, the Conversion Shares and the Warrant Shares (including without limitation the Company's covenants herein set forth in Section 4(j)) shall be deemed to apply, mutatis mutandi, to such New Issue Preferred Stock and New Issue Warrants, and to the shares of common Stock issuable thereunder, respectively, (ii) each representation and warranty made by the Company herein shall be deemed to be re-made as of the applicable New Issue Date, (iii) each reference to the Closing Date in any representation, warranty or covenant made herein shall be deemed to include the related New Issue Closing Date, (iv) all of the obligations of the Company pursuant to the Registration Rights Agreement shall be deemed to apply mutatis mutandi, to the Common Stock issuable upon conversion or exercise of the New Issue Preferred Stock and New Issue Warrants except that the time periods for filing of the Registration Statement and the declaration of effectiveness thereof shall run from the New Issue Closing Date; (v) the definition of "Securities" contained in this Agreement shall be deemed to include such New Issue Preferred Stock and New Issue Warrants, and the shares of Common Stock issuable upon conversion or exercise thereof; and (vi) the Company shall be required to meet all of the conditions to closing described in Section 7 hereof and deliver such certificates, opinions and other documents described in such section in conformance with such section and dated as of the New Issue Closing Date. Each Electing purchaser shall have the right to decline to purchase any New Issued Preferred Stock or New Issue Warrants by delivering written notice thereof to the Company on or before the Trading Day immediately preceding the New Issue Closing Date if (i) any representation made by the Company is untrue at such time or (ii) the Company has breached any covenant made by it herein, in the Certificate of Designation, in the Registration Rights Agreement or in the Warrants, in any such case as of the date of such notice.

(i) If, with respect to a proposed Equity Line Issuance, the stated value of the New Issue Preferred Stock purchased pursuant to the related New Issue Option (the "New Issue Stated Value") is equal to or greater than the proposed purchase price for the equity securities that the Company proposed to issue pursuant such Equity Line Issuance (the "Proposed Equity Line Purchase Price"), the Company may not issue any securities under the Equity Line (pursuant to such Equity Line Issuance or otherwise) prior to the date on which the Registration Statement (as defined in the Registration Rights Agreement) covering the shares of Common

Stock issuable pursuant to such New Issue Preferred Stock and the related New Issue Warrants is declared effective by the SEC and may issue securities pursuant to the Equity Line thereafter only if it first offers to each Buyer a New Issue Option with respect to such further issuance. If, with respect to a proposed Equity Line Issuance, (A) no Buyer elects to exercise the New Issue Option, the Company may issue Equity Securities under such Equity Line Issuance for a purchase price equal to the Proposed Equity Line Purchase Price or (B) one or more Buyers elect(s) to exercise the New Issue Option, but the New Issue Stated Value is less than the Proposed Equity Line Purchase Price, the Company may issue Equity Securities under such Equity Line Issuance for a purchase price equal to the difference between such New Issue Stated Value and such proposed Equity Line Purchase Price, provided, that, following an issuance pursuant to this clause (B), the Company may not issue any other securities pursuant to the Equity Line prior to the date on which the Registration Statement (as defined in the Registration Rights Agreement) covering the shares of Common Stock issuable pursuant to the New Issue Preferred Stock and related New Issue Warrants issued under this clause (B) is declared effective by the SEC and may issue securities pursuant to the Equity Line thereafter only if it first offers to each Buyer a New Issue Option with respect to such further issuance.

a.      Exchange Option.  In the event that the Company issues Equity Securities
        ---------------
while any Preferred Shares are outstanding (a "New Issuance Securities"), each Buyer shall have the right to exchange all or any part of the Preferred Shares then held by it for such New Issuance Securities together with any other securities, rights and assets issued or delivered to the purchasers thereof in connection with the issuance of such New Issuance Securities (the "Exchange Option") and, upon exercise of its Exchange Option, shall receive, on the closing date for such issuance, an amount of such New Issuance Securities and any such other securities, rights and assets that such purchaser would receive upon payment of an amount of cash (or other applicable consideration) equal to the Stated Value (as defined in the Certificate of Designation) of and accrued dividends (and any other amounts payable) on the Preferred Shares being exchanged. The Company agrees that it will not issue New Issuance Securities while any Preferred Shares are outstanding unless it first gives each Buyer at least twenty (20) Trading Days' prior written notice thereof (a "Notice of Issuance"). In order for a Buyer to exercise its Exchange Option, such Buyer must deliver written notice thereof to the Company on or before the fifth (5th) Business Day following its receipt of a Notice of Issuance.

b.      Expenses.  The Company shall reimburse Rose Glen Capital Management,
        --------
L.P. ("Rose Glen") for all expenses incurred by it in connection with the negotiation, preparation, execution, delivery and performance of this Agreement and the other agreements to be executed in connection herewith, including, without limitation, attorneys' and consultants' fees and expenses and travel expenses. The Company's obligation to reimburse Rose Glen's expenses under this
Section 4(h) shall be limited to Thirty Thousand Dollars ($30,000) of which Ten Thousand Dollars ($10,000) was advanced previously.

c.      Financial Information.  The Company agrees to send the following reports
        ---------------------
to each Buyer until such Buyer transfers, assigns, or sells all of the
Securities: (i) within ten (10) days after the filing with the SEC, a copy of its Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q and any Current Reports on Form 8-K; (ii) within one (1) day after release, copies of all press releases issued by the Company or any of its Subsidiaries; and (iii) contemporaneously with the making available or giving to the stockholders of the Company, copies of any notices or other information the Company makes available or gives to such stockholders.

d.      Reservation of Shares.  The Company shall at all times have authorized,
        ---------------------
and reserved for the purpose of issuance, a sufficient number of shares of Common Stock to provide for the full conversion of the outstanding Preferred Shares and issuance of the Conversion Shares in connection with the Preferred Shares (including sufficient shares to provide for the full exercise of the Investment Options) (based on the lesser of the Market Price in effect from time to time and the Fixed Conversion Price in effect from time to time (each as defined in the Certificate of Designation)) and as otherwise required by the Certificate of Designation and the full exercise of the Warrants and issuance of the Warrant Shares in connection therewith (based on the Exercise Price (as defined in the Warrants) of the Warrants in effect from time to time). The Company shall not reduce the number of shares of Common Stock reserved for issuance upon conversion of or otherwise pursuant to the Preferred Shares (including upon exercise of the Investment Options) and upon exercise of or
otherwise pursuant to the Warrants without the consent of each Buyer.   The
Company shall, at all times from the Closing Date to the Authorization Date (as defined herein), reserve a minimum of 15,437,962 shares of its authorized but unissued Common Stock for issuance upon conversion of the Preferred Shares and
exercise of the Warrants.   After the Authorization Date, the Company shall use
its best efforts at all times to maintain the number of shares of Common Stock so reserved for issuance at no less than two (2) times the number that is then actually issuable upon full conversion of the Preferred Shares and full exercise of the Investment Options (based on the lesser of the Market Price in effect from time to time and the Fixed Conversion Price in effect from time to time (each as defined in the Certificate of Designation) and full exercise of the Warrants (based on the Exercise Price (as defined in the Warrants) of the Warrants in effect from time to time). If at any time the number of shares of Common Stock authorized and reserved for issuance is below the number of Conversion Shares issued and issuable upon conversion of or otherwise pursuant to the Preferred Shares (based on the lesser of the Market Price in effect from time to time and the Fixed Conversion Price in effect from time to time (each as defined in the Certificate of Designation) and assuming full exercise of the Investment Options thereunder) and the aggregate number of Warrant Shares issued and issuable upon exercise of or otherwise pursuant to the Warrants (based on the Exercise Price (as defined in the Warrants) of the Warrants in effect from time to time), the Company will promptly take all corporate action necessary to authorize and reserve a sufficient number of shares, including, without limitation, calling a special meeting of stockholders to authorize additional shares to meet the Company's obligations under this Section 4(j), in the case of an insufficient number of authorized shares, and using its best efforts to obtain stockholder approval of an increase in such authorized number of shares.

e.      Listing.  The Company shall promptly secure the listing of the
        -------
Conversion Shares and Warrant Shares upon each national securities exchange or automated quotation system, if any, upon which shares of Common Stock are then listed (subject to official notice of issuance) and, so long as any Buyer owns any of the Securities, shall maintain, so long as any other shares of Common Stock shall be so listed, such listing of all Conversion Shares and Warrant Shares from time to time issuable upon conversion of or otherwise pursuant to the Preferred Shares (including upon exercise of the Investment Options) or exercise of or otherwise pursuant to the Warrants. The Company will obtain and, so long as any Buyer owns any of the Securities, maintain the listing and trading of its Common Stock on AMEX, the Nasdaq National Market

("Nasdaq"), the Nasdaq SmallCap Market ("Nasdaq SmallCap") or the New York Stock Exchange ("NYSE") and will comply in all respects with the Company's reporting, filing and other obligations under the bylaws or rules of the National Association of Securities Dealers ("NASD") and such exchanges, as applicable. The Company shall promptly provide to each Buyer copies of any notices it receives from AMEX and any other exchanges or quotation systems on which the Common Stock is then listed regarding the continued eligibility of the Common Stock for listing on such exchanges and quotation systems.

f.      Corporate Existence. So long as a Buyer beneficially owns any Preferred
        -------------------
Shares or Warrants, the Company shall maintain its corporate existence and shall not merge, consolidate or sell all or substantially all of the Company's assets, except in the event of a merger or consolidation or sale of all or substantially all of the Company's assets, where (i) the successor or acquiring entity and, if an entity different from the successor or acquiring entity, the entity whose securities into which the Preferred Shares shall become convertible pursuant to
Article VI.C(ii) of the Certificate of Designation), in such transaction assumes the Company's obligations hereunder and under the agreements and instruments entered into in connection herewith (including the Certificate of Designation and the Warrants) and (ii) the entity whose securities into which the Preferred Shares shall become convertible pursuant to Article VI.C(ii) of the Certificate of Designation is a publicly traded corporation whose Common Stock is listed for trading on Nasdaq, Nasdaq SmallCap, NYSE or AMEX.

g.      No Integration.  The Company shall not make any offers or sales of any
        --------------
security (other than the Securities) under circumstances that would require registration of the Securities being offered or sold hereunder under the 1933 Act or cause the offering of Securities to be integrated with any other offering of securities by the Company for the purpose of any stockholder approval provision applicable to the Company or its securities.

h.      Stockholder Approval.  The Company shall hold an annual or special
        --------------------
meeting of its stockholders (the "Stockholders' Meeting") no later than January 31, 2001 and obtain at such meeting such approvals of the Company's stockholders as may be required to (i) issue all of the shares of Common Stock issuable upon conversion and exercise of, or otherwise with respect to, the Preferred Shares, the Investment Options and Warrants in accordance with applicable law and the rules and regulations of AMEX (including Section 713 of the AMEX Listing Standards, Policies and Requirements) (the "20% Rule Approval") and (ii) increase the authorized shares of Common Stock of the Company to at least 200,000,000 shares (the "Authorization Approval"). The date of the Authorization Approval shall be referred to as the "Authorization Date." The Company shall comply with the filing and disclosure requirements of Section 14 under the Exchange Act, and the rules and regulations thereunder, in connection with the solicitation, acquisition and the disclosure of the 20% Rule Approval and the Authorization Approval. The Company represents and warrants that its Board of Directors has approved, and will recommend that the Company's stockholders approve, the proposal contemplated by this Section 4(n) and shall so indicate such recommendation in the proxy statement used to solicit the 20% Rule Approval and the Authorization Approval. The Company shall use its best efforts to cause its officers and directors to vote in favor of the proposals contemplated by this Section 4(n).

i.      Certificates of Elimination.  The Company shall promptly file
        ---------------------------
Certificates of Elimination with the Secretary of State of the State of Delaware with respect to each series of its outstanding preferred stock which (i) is fully converted by the holders thereof or redeemed by the

Company upon such conversion or redemption or (ii) has previously been fully converted by the holders thereof or redeemed by the Company.

1.   TRANSFER AGENT INSTRUCTIONS.  The Company shall issue irrevocable
     ---------------------------
instructions to its transfer agent to issue certificates, registered in the name of each Buyer or its nominee, for the Conversion Shares and Warrant Shares in such amounts as specified from time to time by each Buyer to the Company upon conversion of the Preferred Shares (including upon exercise of the Investment Options) or exercise of the Warrants in accordance with the terms thereof (the "Irrevocable Transfer Agent Instructions"). Prior to registration of the Conversion Shares and Warrant Shares under the 1933 Act or the date on which the Conversion Shares or Warrant Shares may be sold pursuant to Rule 144 without any restriction as to the number of securities as of a particular date that can then be immediately sold, all such certificates shall bear the restrictive legend specified in Section 2(g) of this Agreement. The Company warrants that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 5, and stop transfer instructions to give effect to Section 2(f) hereof (in the case of the Conversion Shares and Warrant Shares, prior to registration of the Conversion Shares and Warrant Shares under the 1933 Act or the date on which the Conversion Shares or Warrant Shares may be sold pursuant to Rule 144 without any restriction as to the number of securities as of a particular date that can then be immediately sold), will be given by the Company to its transfer agent and that the Securities shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement and the Registration Rights Agreement. Nothing in this Section shall affect in any way the Buyer's obligations and agreement set forth in Section 2(g) hereof to comply with all applicable prospectus delivery requirements, if any, upon re-sale of the Securities. If a Buyer provides the Company with (i) an opinion of counsel, in form, substance and scope customary for opinions in comparable transactions, to the effect that a public sale or transfer of such Securities may be made without registration under the 1933 Act and such sale or transfer is effected or (ii) the Buyer provides reasonable assurances that the Securities can be sold pursuant to Rule 144, the Company shall permit the transfer, and, in the case of the Conversion Shares and Warrant Shares, promptly instruct its transfer agent to issue one or more certificates, free from any restrictive legend, in such name and in such denominations as specified by such Buyer.

1.   CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL.  The obligation of
     ----------------------------------------------
the Company hereunder to issue and sell the Preferred Shares and Warrants to a Buyer at each of the First Closing and the Second Closing is subject to the satisfaction, at or before the Closing Date in respect of such applicable Closing, of each of the following conditions thereto, provided that these conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion:

a. The applicable Buyer shall have executed this Agreement, the Registration Rights Agreement and the Escrow Agreement, and delivered the same to the Company.

b. The applicable Buyer shall have delivered the Purchase Price in accordance with Section 1(b) above.

c. The Certificate of Designation shall have been accepted for filing with the Secretary of State of the State of Delaware.

d. The representations and warranties of the applicable Buyer shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which representations and warranties shall be true and correct as of such date), and the applicable Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the applicable Buyer at or prior to the Closing Date.

e. No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement.

1.   CONDITIONS TO EACH BUYER'S OBLIGATION TO PURCHASE.  The obligation
     -------------------------------------------------
of each Buyer hereunder to purchase the Preferred Shares and Warrants at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for such Buyer's sole benefit and may be waived by such Buyer at any time in its sole discretion:

a.      With respect to the First Closing and the Second Closing:

(i) The Company shall have executed this Agreement, the Registration Rights Agreement and the Escrow Agreement, and delivered the same to the Buyer.

(i) The Company shall have delivered to such Buyer duly executed certificates (in such denominations as the Buyer shall request) representing the Preferred Shares and Warrants purchased at such Closing in accordance with
Section 1(b) above.

(i) The Certificate of Designation shall have been accepted for filing with the Secretary of State of the State of Delaware, and a copy thereof certified by such Secretary of State shall have been delivered to such Buyer.

(i) The Irrevocable Transfer Agent Instructions, in form and substance satisfactory to a majority-in-interest of the Buyers, shall have been delivered to and acknowledged in writing by the Company's Transfer Agent.

(i) The representations and warranties of the Company shall be true and correct in all material respects as of the date when made and as of the applicable Closing Date as though made at such time (except for representations and warranties that speak as of a specific date, which representations and warranties shall be true and correct as of such date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the applicable Closing Date. The Buyer shall have received a certificate or certificates, executed by the chief executive officer of the Company, dated as of the applicable Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by such Buyer including, but not limited to certificates with respect to the Company's Certificate of Incorporation, By-laws and Board of Directors' resolutions relating to the transactions contemplated hereby.

(i) No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement.

(i) An additional listing application to authorize the Conversion Shares and the Warrant Shares for quotation on AMEX shall have been filed with AMEX no later than one (1) Trading Day after the First Closing and trading in the Common Stock on the AMEX shall not have been suspended by the SEC or AMEX.

(i) The Buyer shall have received an opinions of the Company's counsel, dated as of the applicable Closing Date, in form, scope and substance reasonably satisfactory to the Buyer and in substantially the same form as Exhibit "E-1" and Exhibit "E-2" attached hereto.

(i)     The Buyer shall have received an officer's certificate described in
Section 3(c) above, dated as of the applicable Closing Date.

(i) The Company shall have received "Lock-Up" letters from the individuals set forth on Schedule 7(j) in the form attached hereto as Exhibit "F".

(i) The Company shall have received waivers, in form, scope and substance reasonably satisfactory to the Buyer, of each purchaser who are parties to that certain Securities Purchase Agreement dated as of July 13, 2000.

(i) The Company shall have received from The Shaar Fund, Ltd. (the "Fund") waivers of the payments owed pursuant to Section 2(b) of the Registration Rights Agreements dated as of September 24, 1999 and February 22, 2000 between the Company and the Fund.

(i) The Company shall have received waivers of anti-dilution adjustments and rights of first refusal from The Shaar Fund Ltd.

(i) The concession granted by the Secretaria de Communicaciones y Transportes of the Republic of Mexico to the Company to install, operate or work a public communications network in Mexico (the "Concession") shall be in full force and effect.

a.      With respect to the Second Closing:

b.
(i) The Registration Statement (as defined in the Registration Rights Agreement) shall have been declared effective by the SEC and no stop order shall have been issued in respect thereof.

(i) The Company shall have obtained the 20% Rule Approval and Authorization Approval.

(i) The transactions contemplated in the Merger Agreement, dated June 14, 2000, between Genesis Communications International, Inc. and the Company shall have been consummated.

(i) Prior to December 31, 2000, the buyer approved by the Buyer as of the date hereof shall have purchased Five Thousand (5,000) Option Preferred Shares and Option Warrants to purchase One Million Eight Hundred Eighteen Thousand One Hundred Eighty-Two (1,818,182) in accordance with Section 1(d) hereof.

(i) No Mandatory Redemption Event (as defined in the Certificate of Designation) or "deemed" Liquidating Event (as described in Article IV.B of the Certificate of Designation) shall have occurred and been continuing.

1.   GOVERNING LAW; MISCELLANEOUS.
     ----------------------------

a.      Governing Law. This Agreement shall be governed by and construed in
        -------------
accordance with the laws of the State of Delaware applicable to agreements made and to be performed in the State of Delaware (without regard to principles of conflict of laws). Both parties irrevocably consent to the exclusive jurisdiction of the United States federal courts and the state courts located in Delaware with respect to any suit or proceeding based on or arising under this Agreement, the agreements entered into in connection herewith or the transactions contemplated hereby or thereby and irrevocably agree that all claims in respect of such suit or proceeding may be determined in such courts. Both parties irrevocably waive the defense of an inconvenient forum to the maintenance of such suit or proceeding. Both parties further agree that service of process upon a party mailed by first class mail shall be deemed in every respect effective service of process upon the party in any such suit or proceeding. Nothing herein shall affect either party's right to serve process in any other manner permitted by law. Both parties agree that a final non-appealable judgment in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on such judgment or in any other lawful manner.

a.      Counterparts; Signatures by Facsimile.  This Agreement may be executed
        -------------------------------------
in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. This Agreement, once executed by a party, may be delivered to the other party hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

b.      Headings.  The headings of this Agreement are for convenience of
        --------
reference and shall not form part of, or affect the interpretation of, this Agreement.

c.      Severability.  If any provision of this Agreement shall be invalid or
        ------------
unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.

d.      Entire Agreement; Amendments.  This Agreement and the instruments
        ----------------------------
referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the party to be charged with enforcement.

e.      Notices.  Any notices required or permitted to be given under the terms
        -------
of this Agreement shall be sent by certified or registered mail (return receipt requested) or delivered personally or by courier (including a recognized overnight delivery service) or by facsimile and shall be effective five days after being placed in the mail, if mailed by regular United States mail, or upon receipt, if delivered personally or by courier (including a recognized overnight delivery service) or by facsimile, in each case addressed to a party. The addresses for such communications shall be:

                  If to the Company:

                        American Telesource International, Inc.
                        6000 NW Parkway, Suite 110
                        San Antonio, Texas 78249
                        Attention:  Chief Financial Officer
                        Facsimile:  (210) 558-6090

                  With copy to:

                        Patrick Tobin
                        Jackson Walker, LLP
                        112 E. Pecan Street, Suite 2100
                        San Antonio, Texas 78205
                        Facsimile:  (210) 978-7790

     If to a Buyer: To the address set forth immediately below such Buyer's name on the signature pages hereto.

                  With copy to:

                        Bradley D. Houser
                        Akerman, Senterfitt & Eidson, P.A.
                        SunTrust International Center
                        One Southeast Third Avenue, 28th Floor
                        Miami, Florida  33131-1714
                        Facsimile:  (305) 374-5095

     Each party shall provide notice to the other party of any change in address.

a.      Successors and Assigns.  This Agreement shall be binding upon and inure
        ----------------------
to the benefit of the parties and their successors and assigns. Neither the Company nor any Buyer shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the other. Notwithstanding the foregoing, subject to Section 2(f), any Buyer may assign its rights hereunder to any person that purchases Securities in a private transaction from a Buyer or to any of its "affiliates," as that term is defined under the 1934 Act, without the consent of the Company.

b.      Third Party Beneficiaries.  This Agreement is intended for the benefit
        -------------------------
of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

c.      Survival.  The representations and warranties of the Company and the
        --------
agreements and covenants set forth in Sections 3, 4, 5 and 8 shall survive the closing hereunder notwithstanding any due diligence investigation conducted by or on behalf of the Buyers. The Company agrees to indemnify and hold harmless each of the Buyers and all their officers, directors, employees and agents for loss or damage arising as a result of or related to any breach or alleged breach by the Company of any of its representations, warranties and covenants set forth in Sections 3 and 4 hereof or any of its covenants and obligations under this Agreement or the Registration Rights Agreement, including advancement of expenses as they are incurred.

d.      Publicity.  The Company and each of the Buyers shall have the right to
        ---------
review a reasonable period of time before issuance of any press releases, filings with the SEC, NASD or any stock exchange or interdealer quotation system, or any other public statements with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled,
                     --------  -------
without the prior approval of each of the Buyers, to make any press release or public filings with respect to such transactions as is required by applicable law and regulations (although each of the Buyers shall be consulted by the Company in connection with any such press release prior to its release and shall be provided with a copy thereof and be given an opportunity to comment thereon).

e.      Further Assurances.  Each party shall do and perform, or cause to be
        ------------------
done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

f.      No Strict Construction.  The language used in this Agreement will be
        ----------------------
deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

g.      Remedies.  The Company acknowledges that a breach by it of its
        --------
obligations hereunder will cause irreparable harm to each Buyer by vitiating the intent and purpose of the transactions contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Agreement will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Agreement, that each Buyer shall be entitled, in addition to all other available remedies in law or in equity, to an injunction or injunctions to prevent or cure any breaches of the provisions of this Agreement and to enforce specifically the terms and provisions of this Agreement, without the necessity of showing economic loss and without any bond or other security being required.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

          IN WITNESS WHEREOF, the undersigned Buyers and the Company have caused this Agreement to be duly executed as of the date first above written.

AMERICAN TELESOURCE INTERNATIONAL, INC.


By:/c/ H. Douglas Saathoff
       -------------------
       H. Douglas Saathoff,
       Senior Vice President and
       Chief Financial Officer


RGC INTERNATIONAL INVESTORS, LDC
By:    Rose Glen Capital Management, L.P., Investment Manager
       By:  RGC General Partner Corp., as General Partner

By:/c/ Steven B. Katznelson
    ------------------------
       Steven B. Katznelson
       Managing Director

RESIDENCE:   Cayman Islands

ADDRESS:

       c/o Rose Glen Capital Management, L.P.
       3 Bala Plaza East, Suite 501
       251 St. Asaphs Road
       Bala Cynwyd, PA  19004
       Facsimile:  (610) 617-0570
       Telephone:  (610) 617-5900

AGGREGATE SUBSCRIPTION AMOUNT:

       First Closing:
       -------------
       Number of Closing Preferred Shares:                 2,500
                                                      ----------
       Number of Closing Warrants:                       909,091
                                                      ----------
       Aggregate Purchase Price:                              $2,500,000
                                                              ----------

       Second Closing:
       --------------
       Number of Closing Preferred Shares:                 7,500
                                                      ----------
       Number of Closing Warrants:                     2,727,273
                                                      ----------
       Aggregate Purchase Price:                              $7,500,000
                                                              ----------